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                                                                 EXHIBIT 11.1

                                DAW TECHNOLOGIES, INC.

                             EARNINGS PER SHARE CALCULATION

                                Year ended December 31,

                                                   1996                           1995                          1994
                                         --------------------------    --------------------------    --------------------------
                                          Primary     Fully Diluted     Primary     Fully Diluted      Primary    Fully Diluted
                                         ----------   -------------    ----------   -------------    ----------   -------------
Average number of common shares
 outstanding during the year

  Common shares outstanding
   during the entire year                12,330,254     12,330,254     11,741,254     11,741,254     10,999,170     10,099,170

  Weighted average common shares
   issued during the year                    23,222         23,222        406,583        406,583      1,083,125      1,083,125
                                         ----------     ----------     ----------     ----------     ----------     ----------
  Weighted average number of
   common shares outstanding             12,353,476     12,353,476     12,147,837      1,147,837     11,182,295     11,182,295

  Dilutive effect of common stock
   equivalents under stock warrants
   and options                               90,372         90,372        190,361        215,324              -        187,606
                                         ----------     ----------     ----------     ----------     ----------     ----------
  Weighted average common and
   dilutive common equivalent
   shares outstanding                    12,443,848     12,443,848     12,338,198     12,363,161     11,182,295     11,369,901
                                         ----------     ----------     ----------     ----------     ----------     ----------
                                         ----------     ----------     ----------     ----------     ----------     ----------
  Net earnings applicable to
   common stock                          $3,310,274     $3,310,274     $  287,147     $  287,147     $2,862,199     $2,862,199
                                         ----------     ----------     ----------     ----------     ----------     ----------
                                         ----------     ----------     ----------     ----------     ----------     ----------
  Net earnings per common and
   dilutive common equivalent
   shares outstanding                    $     0.27     $     0.27     $     0.02     $     0.02     $     0.26     $     0.25
                                         ----------     ----------     ----------     ----------     ----------     ----------
                                         ----------     ----------     ----------     ----------     ----------     ----------